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                                                                   Exhibit 10.35

                           PURCHASE AND SALE AGREEMENT

                                 ACADEMY, LTD.,

                                   AS "SELLER"

                                       AND

                                  SERIES C, LLC

                                 AS "PURCHASER"

                                    PROPERTY:

                     1689 EISENHOWER PARKWAY MACON GA 31206

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                                TABLE OF CONTENTS

SECTION                                 TITLE                               PAGE
-------                                 -----                               ----
SECTION 1.  SALE OF PROPERTY.............................................     1
SECTION 2.  PURCHASE PRICE...............................................     1
SECTION 3.  NET LEASE....................................................     1
SECTION 4.  EARNEST MONEY................................................     1
SECTION 5.  DELIVERY OF INFORMATION......................................     2
SECTION 6.  INSPECTION PERIOD............................................     2
SECTION 7.  REPRESENTATIONS AND WARRANTIES OF SELLER.....................     4
SECTION 8.  REPRESENTATIONS AND WARRANTIES OF PURCHASER..................     6
SECTION 9.  CONDITIONS TO CLOSING........................................     7
SECTION 10. THE CLOSING..................................................     9
SECTION 11. POST-CLOSING OBLIGATIONS.....................................    11
SECTION 12. DESTRUCTION, DAMAGE OR CONDEMNATION..........................    11
SECTION 13. DEFAULT AND REMEDIES.........................................    12
SECTION 14. BROKER.......................................................    12
SECTION 15. NOTICES......................................................    12
SECTION 16. MISCELLANEOUS................................................    13

EXHIBITS

A - Legal Description of Land
B - Form of Lease
C - Subordination Non-Disturbance and Attornment Agreement
D - Surveyor's Certification
E - General Contract Reliance Letter
F   SEC Filing Letter

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                           PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement ("Agreement") is dated effective November 1, 2005, by and between ACADEMY, LTD., a Texas limited partnership ("Seller"), and SERIES C, LLC ("Purchaser"). In consideration of the mutual covenants set forth herein, Seller and Purchaser hereby covenant and agree as follows:

     SECTION 1. SALE OF PROPERTY

     Seller shall sell and Purchaser shall purchase and upon the terms and conditions set forth in this Agreement: (i) the tract of real property listed and described on Exhibit A attached hereto and made a part hereof (collectively, the "Land"); (ii) the building and all improvements situated on the Land (collectively, the "Building"); (iii) all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and to any unpaid award for any taking thereof by condemnation, or any damage to the Land by reason of a change of grade of any street or highway; (iv) all the estate and rights of Seller in and to the Land, the Building, and all appurtenances thereto; (v) all of Seller's interest, to the extent transferable, in all permits and licenses (the "Permits"), warranties (specifically including, without limitation, the general contractor's one-year construction warranty with respect to construction of the Building and other Improvements on the Real Property and any warranty related to the roof of the Building), contractual rights and intangibles (including rights to the name of the improvements as well as architectural/engineering plans) with respect to the operation, maintenance, repair or improvement of the Property (the "Contracts"); and (vi) all right, title and interest of Seller, if any, in and to the fixtures and equipment attached to the Land and/or the Building (the "Personal Property"), excluding, however, trade fixtures, inventory, equipment and other personal property of Seller used in the operation of the business conducted at the property. The Land, Building, Permits, Contracts, Personal Property and other interests being sold and purchased are referred to as the "Property." The Property shall be conveyed, assigned and transferred to Purchaser at Closing (hereinafter defined) free and clear of all liens, claims, easements, and encumbrances whatsoever except for the Permitted Exceptions (hereinafter defined).

     SECTION 2. PURCHASE PRICE

     As consideration for the purchase and sale of the Property, Purchaser agrees to pay Seller $5,600,000.00 ("Purchase Price") payable in good, immediately available funds at Closing.

     SECTION 3. NET LEASE

     At Closing, Purchaser and Seller shall (i) execute and, as applicable, acknowledge (a) four duplicate originals of a lease between Purchaser, as landlord, and Seller, as tenant, for the Property, such lease to be substantially the same in form and substance as the lease annexed hereto as Exhibit B (the "Lease"), and (b) a lease memorandum for the Property in recordable form and otherwise in form and substance reasonably acceptable to Purchaser and Seller (the "Lease Memorandum"), and (ii) deliver the same into escrow with Title Company so that the Lease Memorandum may be recorded upon closing and so that Title Company can deliver two fully executed counterpart originals to Purchaser and to Seller upon closing. The initial annual rental for the Lease of the Property shall be $408,800.00.

     SECTION 4. EARNEST MONEY

     Purchaser shall deposit $100,000.00 (the "Earnest Money") and escrow this Agreement with Fidelity National Title Insurance Company, 40 North Central Avenue, Suite 2850, Phoenix, Arizona 85004, Attn: Mary Garcia, working with and through as its local agent, Veritas Title Company whose address is 2415 West Alabama, Suite 203, Houston, Texas 77098, Attn: Robert Sheldon ("Title Company"). The Title Company shall, promptly upon receipt, place the Earnest Money in an interest bearing account at an institution approved by Purchaser. All interest shall become part of the Earnest Money and shall be paid to the party entitled to the Earnest Money in accordance with the terms hereof. At Closing, the Earnest Money shall be applied to the Purchase Price. In the event of default, the Earnest Money shall be distributed by the Title Company as provided herein. If this Agreement is terminated by Purchaser in accordance with Purchaser's termination rights, the Earnest Money shall be returned to Purchaser.

     SECTION 5 DELIVERY OF INFORMATION

     Within 5 DAYS of the Effective Date, to the extent not previously provided to Purchaser, Seller shall promptly provide or cause to be provided to
Purchaser:

     (1) copies of any and all documents and instruments affecting the Property in Seller's possession, including, but not limited to, site plans, surveys, soil and substrata studies, environmental site assessments, architectural renderings, plans and specifications, engineering plans and studies, landscape plans, and other plans, diagrams, or studies of any kind, if any, plus all other related items, if any, relating to the Property (collectively, "Seller's Diligence Materials");

     (2) a current commitment for title insurance ("Title Commitment") from the Title Company setting forth the status of title of the Property and showing all liens, claims, encumbrances, reservations, restrictions, outstanding mineral interests, and all other maters, if any, relating to the Property;

     (3) A true, complete, and legible copy of all recorded documents and any other documents referred to in the Title Commitment, including without limitation plats, deeds, zoning ordinances, restrictions, and easements;

     (4)  a copy of Seller's existing survey of the Land and Building; and

     (5) copies of all Permits and Contracts, including the forms of all roof warranties and construction warranties that will be obtained by Seller upon the completion of the construction of the Building and other improvements on the Land.

     (6) drafts of the special warranty deed, bill of sale and any other instruments to be executed by Seller to convey the Property to Purchaser (such conveyance documents being herein collectively referred to as the "Closing Drafts".

     SECTION 6 INSPECTION PERIOD

     A. Inspection Period. Purchaser shall have until 5:00 pm, 30 DAYS FROM THE LATER OF (I) PURCHASER'S RECEIPT OF THE TITLE COMMITMENT, OR (II) PURCHASER'S RECEIPT OF SELLER'S DILIGENCE MATERIALS (the "Inspection Period") to conduct a due diligence review of the Property and to secure approval of any financing Purchaser may require or desire in connection with its acquisition of the Property. Seller shall allow Purchaser and/or Purchaser's representatives access to the Property and to Seller's books and records for the purposes of inspection of, including, but not limited to, sales reports and environmental reports in the possession of Seller during the Inspection Period ("Purchaser's Inspection").

     B. Update of Reports. During the Inspection Period, Seller will reasonably cooperate with Purchaser to have any existing environmental reports and studies updated and certified to Purchaser and its lender, if any, at Purchaser's sole cost and expense.

     C. Termination Option. Purchaser may terminate this Agreement any time prior to the expiration of the Inspection Period, in Purchaser's sole discretion, by sending written notice to Seller. If Purchaser terminates this Agreement during the Inspection Period, neither party under this Agreement shall have any further obligations to the other (except as provided in Sections 6H and 6I hereof) and the Earnest Money, together with accrued interest, less $100.00 (the "Independent Consideration"), shall be promptly returned to Purchaser by the Title Company. Time is of the essence with respect to Purchaser's termination option. Except as otherwise set forth in this Agreement, Purchaser shall not have the right to terminate this transaction, or to alter or modify this Agreement or the form of

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the Lease, after the expiration of the Inspection Period, and any such notice given after the expiration of the Inspection Period shall have no force and effect. The Independent Consideration shall be retained by Seller from the Earnest Money in any event hereunder as consideration for Seller's grant of the option to terminate during the Inspection Period to Purchaser.

     D. Inspection. Purchaser shall have until the expiration of the Inspection Period to conduct Purchaser's Inspection and to examine the Title Commitment, Seller's existing survey, Closing Drafts, Seller's Diligence Materials and other documents and information provided by Seller, pursuant to Section 5 above (collectively the "Seller's Information") and to object in writing to any matters reflected thereby, to object in writing to the form and language of the Closing Drafts, and to object in writing to any other matters pursuant to Purchaser's Inspection (other than liens which will be released at Closing, which liens shall not be exceptions to title to the Property). If Purchaser makes any such objection, then Seller, within a reasonable period of time not to exceed 30 days from the date of receipt of such objections, may (but Seller shall in no way be obligated to do so) cure such objections, whereupon it will be deemed that title and all other matters with respect to the Property are satisfactory to Purchaser. If Purchaser makes any objection to Seller's Information or Purchaser's Inspection and Seller elects not to cure same, or is unable to do so, Seller shall so notify Purchaser, and Purchaser's remedies shall be limited solely to those set forth in Section 6E hereof. If Purchaser fails to timely notify Seller of any objections to Seller's Information or Purchaser's Inspection, then Purchaser shall be deemed to have disapproved of Seller's Information and Purchaser's Inspection and shall have elected to terminate this Agreement.

     E. Objections. If Seller fails or elects not to cure an objection to Seller's Information or Purchaser's Inspection as set out in Section 6D hereof, then Purchaser, as its sole and exclusive remedy, shall have the right to either:

          (1) waive such objection and purchase the Property subject thereto without reduction in the Purchase Price; or

          (2) terminate this Agreement by notifying Seller thereof within 10 days after Seller notifies Purchaser of Seller's inability or election not to cure such objection. If Purchaser does not so timely elect to terminate this Agreement, Purchaser shall be deemed to have waived such objection.

     F. Permitted Exceptions. All exceptions to title to the Property not timely objected to by Purchaser, and such objections of Purchaser as may subsequently be waived by Purchaser are herein called the "Permitted Exceptions."

     G. Inspection Studies. All of Purchaser's inspections, tests, studies and investigations with respect to the Property (collectively, "Inspection Studies"), pursuant to Purchaser's Inspection or otherwise, shall be at Purchaser's sole cost and expense. Purchaser agrees that Purchaser will (i) use its best efforts to not interfere with or disturb Seller, nor interfere with or disturb the work of any persons performing work on the Building, (ii) repair any damage to the Property caused by Purchaser's inspections, tests, studies and investigations, and (iii) indemnify, defend and hold Seller harmless from any and all claims, costs, expenses and liabilities, including attorney's fees, if any, directly resulting from such inspections, tests, studies and investigations of Purchaser. Copies of all Inspection Studies are to be delivered to Seller by the party preparing, compiling or conducting such Inspection Studies, coincident with their delivery to Purchaser, to the extent such delivery is permitted by the party preparing, and if such party requires a fee, such as a reliance letter, Seller agrees to pay such fee, as long as Seller is given the opportunity to review and approve the fee, prior to the fee being incurred. Further, Purchaser shall not under any circumstances divulge any of the Inspection Studies results or data to third parties (other than Purchaser's principals, advisors, investors and lenders) without Seller's prior written consent. The provisions of this Section shall survive the Closing or any termination or cancellation of this Agreement notwithstanding any contrary provisions hereof and Seller's remedies in enforcement thereof shall not be limited by the provisions of Section 13 hereof.

     H. Return of Information. If this Agreement is terminated for any reason, any and all Seller's Information and other information and copies of work sheets and other documents and materials obtained by Purchaser from or on behalf of Seller shall be returned to Seller and Purchaser shall not retain any copy or reproduction of any such written document or information, and all of such information shall continue to be held in confidence by Purchaser as set forth in
Section 6I below.

     I. Confidentiality. Purchaser and Purchaser's agents and representatives shall hold the terms of this Agreement and all information obtained with respect to the Property and Seller in confidence and shall not disclose its content to others, except to Purchaser's consultants and lender, if any, and those parties approved by Seller. Notwithstanding any provision of this Agreement, the provisions of this Section 6I shall survive any termination of this Agreement and the limitations on Seller's remedies under Section 13B shall not in any way limit Seller's enforcement of the provisions of this Section 6I.

     SECTION 7. REPRESENTATIONS AND WARRANTIES OF SELLER

     A. Representations and Warranties of Seller. Seller warrants and represents to Purchaser as follows:

          (1) The Property is not subject to any agreements of sale, or any options, or other rights of third parties to acquire any interest therein (except as contained in this Agreement) of which Seller has knowledge or is a party (and Seller will not enter into any such agreement without Purchaser's prior written consent), and Seller does not have knowledge of any condemnation proceedings, eminent domain proceedings or similar actions or proceedings currently pending or threatened against the Property.

          (2) Seller is duly organized and validly existing as a limited partnership under the laws of the State of Texas and is qualified to transaction business in the state in which the Property is located. The foregoing representation and warranty shall be effective as of the date hereof and as of the Closing Date, and shall survive indefinitely, subject to any applicable statutes of limitations.

          (3) Seller has all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all consents which are necessary to authorize or enable it to execute and deliver this Agreement. Seller has such power and authority and has obtained such consents and approvals that are necessary to consummate the transactions contemplated in this Agreement, including, without limitation, the execution of the Lease. The individuals executing this Agreement on Seller's behalf have been duly authorized and are empowered to bind Seller to this Agreement and the Lease. The foregoing representation and warranty shall be effective as of the date hereof and as of the Closing Date, and shall survive indefinitely, subject to any applicable statutes of limitations.

          (4) Seller is not a party to any litigation, arbitration or proceeding
     (i) in which such Seller is adverse to any past tenant or present tenant of the Property with respect to such tenancy, (ii) in which Seller is adverse to any person or entity having or claiming any interest in the Property with respect to such interest or claim, or (iii) which affects or questions Seller's title to the Property or Seller's ability to perform its obligations under this Agreement. Seller knows of no presently pending litigation, arbitration, governmental investigation or proceeding, and, to Seller's actual knowledge, no litigation, arbitration or proceeding has been threatened against Seller, affecting or questioning Seller's title to, or use of, the Property or any part thereof.

          (5) Neither the execution of this Agreement, nor the consummation by Seller of the transactions contemplated by this Agreement, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a termination of, any agreement or instrument to which Seller is a party, (ii) violate any restriction to which Seller is subject, (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, judgment, rule, decree or order of which Seller is aware, or (iv) except as expressly contemplated hereby, result in the creation of any lien, charge or encumbrance upon the Property or any part thereof. To the actual knowledge of Seller, Seller is not in default under any agreement or instrument where the liability thereunder might adversely affect Seller's ability to perform its obligations under this Agreement.

          (6) To the actual knowledge of Seller, the Building is not, and on the Closing Date will not be, in violation of any applicable building and zoning laws, rules, codes or regulations, except to a de minimis extent not affecting the use or operation of the Property.

          (7) To the actual knowledge of Seller, the Property and the use thereof does not, and on the Closing Date will not, violate, in any material respects, any (i) applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit, or
     (ii) covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Seller, affecting the Property or any part thereof which may (I) require repairs, modifications or alterations in or to the Property or any part thereof, or (II) in any way limit the use and enjoyment thereof.

          (8) Seller has not received notice or has knowledge of any pending improvements, liens or special assessments to be made against the Property by any governmental authority.

          (9) There are no unrecorded leases (other than the Lease), liens or encumbrances which may affect title to the Property.

          (10) Seller has not and will not, without the prior written consent of Purchaser, take any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon the Property, or any portion thereof, or its potential use, and, to Seller's knowledge, there are no pending proceedings, the object of which would be to change the present zoning or other land-use limitations.

          (11) No consent of any third party is required in order for Seller to enter into this Agreement and perform Seller's obligations hereunder.

          (12) All bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller's use, ownership, or operation of the Property up to the Closing Date shall be paid in full by Seller.

          (13) All general real estate taxes, assessments and personal property taxes that have become due with respect to the Property have been paid or will be so paid by Seller prior to the Closing Date.

          (14) Seller has provided Purchaser with a copy of an Environmental Site Assessment prepared by Terracon dated July 9, 2004 (the "Environmental Site Assessment"). Other than the information contained in the Environmental Site Assessment, Seller has no actual knowledge that there exists or has existed, and Seller itself has not caused any generation, production, location, transportation, storage, treatment, discharge, disposal, release or threatened release upon, under or about the Property of any Hazardous Materials. "Hazardous Materials" shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos (including, without limitation, vinyl asbestos tile), or any other substance or material, defined as a "hazardous substance" by any federal, state, or local environmental law, ordinance, rule or regulation including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Hazardous Materials Transportation Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing.

          (15) Other than the information contained in the Environmental Site Assessment, to Seller's actual knowledge, there is not now, nor has there ever been, on or in the Property underground storage tanks, any asbestos-containing materials or any polychlorinated biphenyls, including those used in hydraulic oils, electric transformers, or other equipment. Seller hereby assigns to Purchaser, effective as of the Closing Date, all claims, counterclaims, defenses, or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Materials in, at, on, under or about the Property (including Hazardous Materials released on the Property prior to the Closing Date and continuing in existence on the Property at the Closing Date).

          (16) ALL OF SELLER'S REPRESENTATIONS AND COVENANTS IN THIS AGREEMENT AND ALL EXHIBITS ATTACHED TO THIS AGREEMENT ARE LIMITED AS SET FORTH IN THIS SUBPARAGRAPH. Seller's covenants to provide information and documentation and all of Seller's representations are limited to Seller's period of ownership of the Property and the actual knowledge gained by Seller with respect to the Property during such period of ownership, without any duty of investigation nor the implication of any such duty as to same during such period of ownership or otherwise. Purchaser acknowledges that Seller's "actual knowledge" is limited to that of David Huff, an individual who does not reside in Georgia, and who has not undertaken any investigation with respect to such representations. Accordingly, Purchaser must rely solely on Purchaser's Inspection to verify the accuracy thereof. As to the period prior to Seller's ownership, Seller can make no representation, however, Seller shall provide such information and documentation as described in this Agreement as is in Seller's possession. Seller shall not be a warrantor or guarantor of any studies or tests conducted by any person other than Seller and its employees and provided to Purchaser pursuant to this Agreement, if any.

     B. Change in Facts. If, at or before the Closing, either Seller becomes aware of any fact or circumstance which would change a representation or warranty, then Seller will immediately give notice of such changed fact or circumstance to Purchaser. In the event Purchaser has current actual knowledge as of the Closing Date of any breach of the foregoing representations and warranties and Purchaser proceeds with the Closing, then Purchaser shall be deemed to have waived and forever released Seller from any and all claims arising out of such breach, but subject to Seller's performance of the obligations to be performed by Seller under the terms of the Lease.

     C. Survival. Subject to Section 7B, the representations and warranties in
Section 7A shall survive the Closing for a period of one year (except to the extent expressly provided to the contrary hereinabove). Seller shall and does hereby indemnify against and hold Purchaser harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees which Purchaser may incur, by reason of any material misrepresentation by Seller or any material breach of any of Seller's warranties. To the extent Purchaser shall fail to assert a claim under the foregoing indemnification within 90 days after the expiration of said one year period following the Closing with respect to those representations and warranties that survive only for a period of one year, then such claim shall be deemed to be waived and forever released by Purchaser.

     SECTION 8. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     A. Representations and Warranties of Purchaser. Purchaser warrants and represents to Seller that as of the date hereof:

          (1) Neither the execution of this Agreement nor the consummation by Purchaser of the transactions contemplated by this Agreement will (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default, or result in a termination of, any agreement or instrument to which Purchaser is a party, (ii) violate any restriction to which Purchaser is subject or (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, judgment, rule, decree or order, of which Purchaser is aware.

          (2) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona.

          (3) Purchaser has all requisite power and authority, has taken all actions required by its organizational documents and applicable laws and has obtained all consents which are necessary to authorize or enable it to execute and deliver this Agreement and to consummate the transactions contemplated in this Agreement. The individuals executing this Agreement on Purchaser's behalf have been duly authorized and are empowered to bind Purchaser to this Agreement.

          (4) Purchaser acknowledges that in entering into this Agreement, Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller or any agent, employee or other representative of Seller or by any broker or any other person representing or purporting to represent Seller, which are not expressly set forth in this Agreement, whether or not any such representations, warranties or statements were made in writing or orally.

     B. AS IS. PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS EXPERIENCED IN THE OWNERSHIP AND OPERATION OF PROPERTIES SIMILAR TO THE PROPERTY AND THAT PURCHASER PRIOR TO THE CLOSING DATE WILL HAVE INSPECTED THE PROPERTY TO ITS SATISFACTION AND IS QUALIFIED TO MAKE SUCH INSPECTION. PURCHASER ACKNOWLEDGES THAT PURCHASER, PRIOR TO THE CLOSING DATE WILL HAVE, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY PURCHASER IN ORDER TO ENABLE PURCHASER TO EVALUATE THE CONDITION OF THE PROPERTY AND ALL OTHER ASPECTS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), AND PURCHASER ACKNOWLEDGES THAT PURCHASER IS RELYING SOLELY UPON ITS OWN (OR ITS REPRESENTATIVES) INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY AND NOT UPON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR ANY OF ITS REPRESENTATIVES OTHER THAN THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT, THE LEASE AND THE CLOSING DRAFTS. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT AND THE PURCHASE PRICE, PURCHASER HEREBY AGREES TO ACCEPT THE PROPERTY ON THE CLOSING DATE IN ITS "AS-IS, WHERE IS" CONDITION AND WITH ALL FAULTS, AND WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, EXCEPT ONLY THE TITLE WARRANTIES EXPRESSLY SET FORTH IN THE DEED DATED ON THE CLOSING DATE AND THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT AND IN THE LEASE. THE PURCHASER HEREBY EXPRESSLY ASSUMES ALL RISKS, LIABILITIES, CLAIMS, DAMAGES, AND COSTS (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATED TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR OR OPERATION OF THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING.

     SECTION 9. CONDITIONS TO CLOSING.

     A. Purchaser's Preconditions. Purchaser's obligation to consummate the acquisition of the Property pursuant to the terms of this Agreement is subject to and conditioned upon the following:

          (1) Each of the representations and warranties made by Seller in this Agreement being true and complete on the Closing Date in all material respects.

          (2) Seller shall have performed all obligations which it is required to perform pursuant to the provisions of this Agreement.

          (3) Seller's execution and delivery of the Deed, the Bill of Sale (each as hereinafter defined), the Lease and the Lease Memorandum for the Property.

          (4) No material adverse change shall have occurred between the date hereof and the Closing Date in the financial condition of Seller or any guarantor of Seller's obligations under the Lease.

          (5) Seller has provided to Purchaser (a) a copy of the final and unconditional certificate of occupancy or its legal equivalent for the Building (unless the municipality where the Property is located does not issue such certificate or its legal equivalent) that permits Seller to occupy the Building and operate its business therein, (b) a written certification by Seller's independent project architect that the Building has been substantially completed in accordance with the plans and specifications therefore, and (c) Seller's written certification that it has accepted the Building in its substantially completed condition (together, the "Completion Documents"), subject only to the completion of minor details of construction that do not prevent Seller's occupancy of the Building (herein, "Punch List Items").

          (6) Seller has provided to Purchaser a copy of the then current listing of Punch List Items that Seller has provided to the contractor for the construction of the Building.

          (7) Seller has provided to Purchaser originals, to the extent available, or copies, to the extent originals are not available, of all Permits and Contracts; and

          (8) Seller has delivered to Purchaser not later than 10 business days prior to the Closing Date a current ALTA, As-Built survey of the Land, Building and the appurtenances thereto, prepared by a surveyor licensed in the State of Georgia, to be approved by and certified to Seller, Purchaser, Purchaser's lender and the Title Company and which has been prepared in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established by ALTA and ACSM and which complies with the requirements of the Title Company and which contains items 1, 2, 3, 4, 6, 7(a), 7(b), 7(c), 8-11 and 13-16 of the Table A Options and Responsibilities (the "As-Built Survey"). The As-Built Survey shall show the location on the Property of the Building and all other improvements, and set-back lines, fences, evidence of abandoned fences, ponds, creeks, streams, rivers, flood plains and flood prone areas, canals, watercourses, easements, roads, rights-of-way, encroachments and such other exceptions, located on the Property or described in the commitment for the Property, and shall contain a surveyor's certification in the form of Exhibit "D" attached hereto. Notwithstanding anything contained in this Agreement to the contrary, Purchaser shall be deemed to have accepted all matters shown thereon, except to the extent that the As-Built Survey reflects any matter affecting the Property or title thereto not reflected by the survey or surveys delivered by Seller to Purchaser pursuant to Section 5 above.

          (9) The issuance of the Title Policy (as hereinafter defined), or a written commitment therefore, subject only to those matters approved or deemed approved by Purchaser pursuant to this Agreement.

          (10) The deposit by Seller with Purchaser not later than 10 business days prior to the Closing Date of (i) an original estoppel certificate naming Purchaser (or its designee) and Wachovia Bank, National Association as addressees, which certificate must be reasonably acceptable to Purchaser, and (ii) the SNDA (as hereinafter defined) executed by Tenant under the Lease.

          (11) The deposit with Title Company of an executed final lien waiver by the general contractor, an executed affidavit of Seller and such other documentation as may be reasonably required by Title Company to allow for the deletion of the mechanics' lien exception from the Title Policy.

     B. Review Period. Purchaser shall have a period of 5BUSINESS DAYS from the date of its receipt of each of the Permits and Contracts and As-Built Survey in which to approve the same, which approval shall not be unreasonably withheld, provided that Purchaser shall not be permitted to object to (a) the Permits and Contracts if they are substantially consistent, in all material respects, to the form of such Permits and Contracts previously provided by Seller pursuant to
Section 5(5) above, and (b) the As-Built Survey except to the extent it reveals any matter affecting the Property or title thereto not previously disclosed by the survey or surveys provided by Seller pursuant to Section 5 above. If Purchaser shall reasonably object, in writing, within such 5 business day period to either the Permits, Contracts or the As-Built Survey, Seller shall have a period of up to 30 days in which to use its reasonable efforts to cure such objections and the Closing shall be extended until such time as such objections have been resolved to Purchaser's reasonable satisfaction or otherwise waived by Purchaser. If, however, Purchaser shall fail to provide any written objection within the aforementioned 5 business day period, Purchaser shall be deemed to have accepted the Permits, Contracts and the As-Built Survey. If Purchaser provides any timely objections pursuant hereto and Seller is unable to cure such objections within such 30-day period, Purchaser shall be permitted to terminate this Agreement by giving written notice thereof to Seller within 5 days after the expiration of such 30-day period, in which event neither party under this Agreement shall have any further obligation to the other and the Earnest Money, together with accrued interest, less the Independent Consideration, shall be promptly returned to Purchaser by the Title Company.

     C. Seller's Preconditions. Seller's obligation to consummate the sale of the Property pursuant to the terms of this Agreement is subject to and conditioned upon the following:

          (1) Each of the representations and warranties made by Purchaser in this Agreement being true and complete on the Closing Date.

          (2) Purchaser shall have performed all obligations that it is required to perform pursuant to the provisions of this Agreement, including, without limitation, the delivery of the documents required under Section 10.

          (3) Purchaser's execution and delivery of the Lease and Lease Memorandum for the Property.

          (4) Seller's receipt of the As-Built Survey and those Completion Documents that are to be provided by third parties or by governmental or quasi-governmental entities.

     SECTION 10. THE CLOSING

     A. Closing. The closing of the sale of the Property by Seller to Purchaser (the "Closing") shall take place on or before 30 DAYS AFTER THE EXPIRATION OF THE INSPECTION PERIOD (the "Closing Date"); provided, however, that the Closing Date shall occur not later than DECEMBER 22, 2005. The Closing shall occur in the office of the Title Company. Buyer may extend the Closing for up to an ADDITIONAL 30 DAYS upon delivery of written notice to extend the Closing to Title Company and to Seller prior to the original Closing Date and by depositing an additional $50,000.00 of non-refundable earnest money with the Title Company. For purposes of this Agreement, any additional earnest money deposited with Title Company pursuant to this Section 10 shall be added to and become a part of the Earnest Money.

     B. Seller's Closing Obligations. At Closing, Seller shall deliver to Purchaser the following:

          (1) A Special Warranty Deed from Seller in recordable form, conveying to Purchaser indefeasible fee simple title to the Property, subject only to the Lease, the Permitted Exceptions and such other title exceptions which Purchaser may agree (or be deemed to have agreed) to take title subject to (the "Deed").

          (2) An Owner's Policy of Title Insurance (the "Title Policy") on the current applicable state form with a so-called "extended coverage" endorsement issued through the Title Company and insuring, for an amount equal to the Purchase Price, that indefeasible fee simple title to the Property is vested in Purchaser and that title to the Property is subject to no exceptions other than the Lease, Permitted Exceptions and such other title exceptions which Purchaser may agree (or be deemed to have agreed) to take title subject to.

          (3) To the extent not previously provided, 6 copies of the current As-Built Survey (last revised not more than 30 days prior to Closing).

          (4) A report of searches made of the local and centralized Uniform Commercial Code records where the Property is located to a date which is not more than 10 days prior to the Closing Date, showing no filings against, or with respect to, the Property or any portion thereof, other than those to be released or provided for at Closing.

          (5) Unless required to be posted at the Property, to the extent in Seller's possession, the original, or a complete and accurate copy, of the current certificate of occupancy or its legal equivalent for the Property with all amendments thereto (unless the municipality where the Property is located does not issue such certificate or its legal equivalent).

          (6) Copies of any final "as built" record drawings for the Property in the control or possession of Seller.

          (7) The Lease duly executed by Seller, as tenant.

          (8) The Lease Memorandum duly executed and acknowledged by Seller, as tenant.

          (9) A Non-foreign affidavit with respect to Seller as required by IRC
     Section 1445(b)(2) and the regulations issued thereunder.

          (10) Resolutions of Seller's general partners, or such other reasonable documentation, evidencing that those officers acting for Seller have full authority to consummate the transactions in accordance with the terms of this Agreement as modified through the Closing.

          (11) Such other documents and affidavits as may be reasonably required by this Agreement or by the Title Company in order to consummate this transaction and issue the Title Policy to Purchaser.

          (12) Such other instruments, affidavits and documents as are customarily executed by the seller of an interest in real property in connection with the recording of a deed.

          (13) A certificate executed by Seller stating that the representations and warranties contained in Section 7 are true and correct as of the Closing Date.

          (14) A Bill of Sale from Seller conveying to Purchaser the Personal Property, without warranty of title with respect thereto, and assigning to Purchaser, without recourse or warranty, all warranties, guaranties, indemnities and other rights which Seller may have against any manufacturer, seller, engineer, contractor or builder with respect to the construction of the Building and any other improvements situated on the Property, which warranties, guaranties, indemnities and other rights shall be expressly listed on an exhibit to such Bill of Sale (the "Bill of Sale").

          (15) If Purchaser intends to encumber the Property with a mortgage or other security interest in connection with its acquisition of the Property, a Subordination Non-Disturbance and Attornment Agreement executed and acknowledged by Seller, as tenant, in the form attached hereto as Exhibit C with respect to the Lease (the "SNDA").

          (16) A reliance letter in substantially the form attached hereto as Exhibit E executed by the general contractor with whom Seller entered into the construction contract for the construction of the Building.

     C. Purchaser's Closing Obligations. At Closing, Purchaser shall deliver the following to Seller with respect to the Property:

          (1) The Purchase Price, as specified in Section 2, as adjusted per
     Section 2.

          (2) The Lease, duly executed by Purchaser, as landlord.

          (3) The Lease Memorandum, duly executed and acknowledged by Purchaser.

          (4) A certificate executed by Purchaser stating that the representations and warranties contained in Section 8 are true and correct as of the Closing Date.

          (5) If Purchaser intends to encumber the Property with a mortgage or other security interest in connection with its acquisition of the Property, the SNDA executed and acknowledged by Purchaser's lender.

          (6) A copy of all of Purchaser's Inspection Studies.

          (7) Such other documents as may be reasonably required by this Agreement or by the Title Company.

     D. Prorations. Except for acknowledgment of the payment of the Earnest Money, there shall be no prorations or apportionments hereunder insofar as Seller, pursuant to the Lease, shall be required to pay all items usually prorated in transactions of the type described herein, including all real property taxes applicable to any period prior to the Closing Date. Rent for the remainder of the month of Closing shall be paid at the Closing pursuant to the Lease. Seller hereby acknowledges that, from and after Closing, it shall continue to be liable for all taxes, construction costs and all other expenses and charges accruing prior to Closing, and, as the tenant under the Lease, will assume all such payment obligations commencing at Closing and for items accruing on and after the Closing.

     E. Fees. Seller shall pay the cost of (i) all documents to be delivered to Purchaser pursuant to this Agreement and (ii) all Closing costs, including, without limitation, the title insurance premium and the services provided by the Title Company (excluding endorsements required by Purchaser, but including any endorsements obtained by Seller to cure a title objection), survey charges, stamp taxes, transfer taxes, and all other fees relating to the granting, executing and recording of the deed. Purchaser shall pay the expenses incident to obtaining financing for the acquisition of the Property, including the premium for the mortgagee title policies and the cost of endorsements to the Title Policy required by Purchaser (but excluding any endorsements obtained by Seller to cure a title objection). Each party shall pay its own legal fees incidental to the execution of this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 11. POST-CLOSING OBLIGATIONS

     A. Punch List Items. Seller agrees and covenants to complete, or to cause to be completed, within 90 DAYS AFTER THE CLOSING DATE, all remaining Punch List Items in connection with the construction of the Building.

     B. Survival. The obligations set forth in this Section 11 shall survive the Closing and delivery of the Deed.

     SECTION 12. DESTRUCTION, DAMAGE OR CONDEMNATION

     Risk of loss due to damage or destruction or condemnation of the Property or any part thereof, shall remain with Seller until legal title passes to Purchaser. In the event of any damage or destruction of the Property, Purchaser shall have the option of (i) terminating this Agreement, or (ii) accepting title in its damaged or destroyed condition whereupon such damage or destruction shall be deemed to have occurred for purposes of the Lease during the term of such Lease (in which event it shall be the obligation of Seller to restore after the closing of title). Notwithstanding the foregoing, in the event of an immaterial damage to the Property prior to the Closing, Purchaser shall be required to accept title in accordance with the provisions of clause (ii) of this Section
12. For purposes hereof, damage to the Property shall be deemed to be "immaterial" if the cost to repair or restore such damage does not exceed $100,000.00 in the aggregate, the estimated time to repair or restore such damage does not exceed 90 days, and the tenant under the Lease cannot abate or offset any payments thereunder or terminate the Lease.

     SECTION 13. DEFAULT AND REMEDIES

     A. Default by Seller. In the event that any of Seller's representations or warranties contained herein are untrue, or if Seller shall have failed to have performed any of the covenants or agreements contained herein which are to be performed by Seller, or if any of the conditions precedent to Purchaser's obligation to consummate the transactions contemplated hereby shall have failed to occur, Purchaser may, as its sole and exclusive remedies, (i) terminate this Agreement in its entirety by giving written notice of termination to Seller, in which event the Earnest Money, together with accrued interest (less the Independent Consideration), shall be promptly returned to Purchaser by the Title Company neither party shall have any further rights or liabilities under this Agreement except that Seller shall continue to remain liable under the provisions of Section 6 or (ii) seek to enforce specific performance of this Agreement. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Purchaser because of Seller's affirmative acts, Purchaser shall be entitled to pursue all rights and remedies available at law or in equity.

     B. Default by Purchaser. In the event Purchaser shall default in the performance of its obligations to purchase the Property and to make all payments to Seller required hereunder, Seller, as Seller's sole and exclusive remedy, shall have the right to terminate this Agreement and receive and retain the Earnest Money and all interest and other sums earned thereon as liquidated damages for all loss, damage and expense suffered by Seller, including, without limitation, the loss of its bargain, and neither party shall have any further rights or liabilities under this Agreement except that Purchaser shall continue to remain liable under the indemnification provisions of Section 6.

     SECTION 14. BROKER.

     Seller and Purchaser represent and warrant to each other that they know of no broker who has claimed or may have the right to claim a commission in connection with this transaction, except Stan Johnson Company ( the "Broker") to which Purchaser agrees to pay a commission of $40,000.00 pursuant to a separate agreement between Purchaser and the Broker. Each party hereby indemnifies and agrees to save the other harmless of and from all loss, cost, liability and expense, including reasonable attorney's fees, arising out of the breach by the other of the representations and warranties contained in this Section 14. The provisions of this Section 14 shall survive the Closing or, if the Closing does not occur for any reason, shall survive the termination of this Agreement.

     SECTION 15. NOTICES

     All notices required or desired to be given under this Agreement shall be in writing and shall be sent by (i) facsimile transmission, to the facsimile number set forth hereinafter for the party to whom notice is given, or (ii) either certified United States mail, return receipt requested, or Federal Express (or other national or regional overnight courier which provides evidence of delivery), addressed to the other party at its address set forth below, or at such other addresses or facsimile numbers as shall be designated by Seller or Purchaser by notice given in the manner herein provided.

Notice to Seller shall be sent to:    Academy, Ltd.
                                      1800 North Mason Road
                                      Katy, Texas 77449
                                      Attn: David Huff
                                      Phone: 281-646-5253
                                      Fax: 281-387-9838

With copy to:                         John S. Moody, Jr.
                                      Thompson & Knight LLP
                                      333 Clay Street, Suite 3300
                                      Houston, Texas 77002
                                      Phone: 713-951-5869
                                      Fax: 832-397-8031

Notice to Purchaser shall be sent to: Series C, LLC
                                      2555 E. Camelback Road, Suite 400
                                      Phoenix, Arizona 85016
                                      Attn: Legal Department
                                      Phone: 602-778-8700
                                      Fax: 602-778-8780

With copy to:                         Bennett Wheeler Lytle & Cartwright, PLC
                                      3838 North Central Avenue, Suite 1120
                                      Phoenix, Arizona 85012
                                      Attn: Kevin T. Lytle, Esq.
                                      Phone: 602-445-3434
                                      Fax: 602-266-9119

If to Escrow Agent:                   Fidelity National Title Insurance Company
                                      40 North Central Avenue, Suite 2850
                                      Phoenix, Arizona 85004
                                      Attn: Ms. Mary Garcia
                                      Phone: 602-343-7550
                                      Fax: 602-343-7564

With a copy to:                       Veritas Title Company
                                      2415 W. Alabama
                                      Houston, Texas 77098
                                      Attn: Robert Sheldon
                                      Phone: 713-482-2807
                                      Fax: 713-482-2840

     SECTION 16. MISCELLANEOUS

     A. Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute the agreement of the parties. The section headings herein contained are for purposes of identification only and shall not be considered in construing this Agreement.

     B. Entire Agreement. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

     C. Governing Law. This Agreement shall be governed by the law of the state in which the Property is situated.

     D. Successors and Assigns. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns. Purchaser cannot assign this Agreement to any other person or entity (other than to an affiliate of Purchaser or a real state investment trust sponsored by an affiliate of Purchaser) without the prior written consent of Seller, and in the event of such permitted assignment by Purchaser, Purchaser shall remain liable for all of Purchaser's obligations under this Agreement. The representations and warranties of Seller in this Agreement shall inure to the benefit of and be binding upon the parties hereto, the Purchaser, any subsequent owners of the Property and Purchaser's lender.

     E. Liability Limitation. This Agreement is executed by the authorized representatives of the parties, not individually, but solely on behalf of such parties. All persons dealing with any party must look solely to the assets of such party for the enforcement of any claim against it. The obligations hereunder are not binding upon, nor shall resort be had to the private property of any of the directors, officers, partners, shareholders, advisors, employees or agents of Purchaser or Seller. Any Trustee executing this Agreement in a trust capacity shall be liable hereunder solely in such capacity.

     F. Severability. In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Agreement.

     G. Attorney's Fees. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Agreement (or defend any such enforcement), the non-prevailing party shall reimburse the prevailing party for reasonable attorneys fees.

     H. Exhibits. All exhibits attached hereto are incorporated herein by this reference for all purposes.

     I. Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts, all of which together shall constitute one agreement. Further, a photographic, photostatic, facsimile or other reproduction of a signature to this Agreement, when delivered to evidence the actual execution of this Agreement by a party hereto, shall be deemed to be the execution of this Agreement by such party.

     J. Time of Essence. Time is important to both Seller and Purchaser in the performance of this Agreement, and they have agreed that strict compliance is required as to any date set out herein. If the final date of any period which is set out in any paragraph of this Agreement falls upon a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas, then, and in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

     K. Effective Date. Whenever the term or phrase "effective date hereof" or "date hereof" or other similar phrases describing the date this Agreement becomes binding on Seller and Purchaser are used in this Agreement, such terms or phrases shall mean and refer to the date on which a counterpart or counterparts of this agreement executed by Seller and Purchaser, together with the Earnest Money, are deposited with the Title Company.

     L. Time for Acceptance. When executed by Purchaser or Seller and delivered to the other party hereto, this Agreement shall constitute an offer to buy or sell the Property, as the case may be, on the terms herein set forth, acceptable by the party receiving such executed Agreement within 14 days after such receipt, by executing this Agreement and delivering the original hereof to the Title Company and a copy hereof to the other party hereto. Failure to accept in the manner and within the time specified shall constitute a rejection and termination of such offer.

     M. Construction. The captions contained in this Agreement are solely for convenience and shall not effect or be considered in the construction of the terms of this Agreement.

     N. SEC S-X 3-14 Audit. Seller acknowledges that Purchaser may elect to assign all of its right, title and interest in and to this Agreement to a company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("Registered Company"), promoted by the Purchaser or to an affiliate of a Registered Company (a "Registered Company Affiliate"). In the event Purchaser's assignee under this Agreement is a Registered Company or a Registered Company Affiliate, the Registered Company will be required to make certain filings with the U.S. Securities and Exchange Commission required under SEC Rule 3-14 of Regulation S-X (the "SEC Filings") that relate to the most recent pre-acquisition fiscal year (the "Audited Year") for the Property. In such event, to assist the Registered Company with the preparation of the SEC Filings, Seller agrees to provide Purchaser and the Registered Company with financial information is Seller's possession or control regarding the

Property for the Audited Year requested by Purchaser, the Registered Company, and/or Purchaser's or the Registered Company's auditors. Such information may include, but is not limited to, bank statements in Seller's possession or control, operating statements, general ledgers, cash receipts schedules, invoices for expenses and capital improvements, insurance documentation, and accounts receivable aging related to the Property ("SEC Filing Information"). Upon receipt of written notice from Purchaser prior to the expiration of the Inspection Period, Seller shall promptly deliver the SEC Filing Information requested by Purchaser, the Registered Company and/or Purchaser's or the Registered Company's auditors, and Seller agrees to cooperate with Purchaser, the Registered Company and Purchaser's or the Registered Company's auditors regarding any reasonable inquiries by Purchaser, the Registered Company and Purchaser's or the Registered Company's auditors following receipt of such information, including delivery by Seller of an executed representation letter prior to COE in form and substance requested by Purchaser's or the Registered Company's auditors ("SEC Filings Letter"). A sample SEC Filings Letter is attached to the Purchase Agreement as Exhibit G; however, Purchaser's and/or the Registered Company's auditors may require additions and/or revisions to such letter following review of the SEC Filing Information provided by Seller. The SEC Filing Information provided by Seller shall be subject to a confidentiality agreement; however, Seller consents to the disclosure of such SEC Filing Information that is required to be disclosed in any SEC Filings by the Registered Company. Purchaser shall reimburse Seller for Seller's reasonable costs associated with providing the SEC Filing Information. The provisions of this Section 16N shall survive the Closing for a period of one (1) year.

                     [Signatures to Follow on the Next Page]

                     [[SIGNATURE PAGE TO AGREEMENT OF SALE]]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        PURCHASER:

                                        SERIES C, LLC


                                        By: /s/ John M. Pons
                                            ------------------------------------
                                        Name: John M. Pons
                                        Title: Authorized Officer

                                        Date: November 1, 2005


                                        SELLER:

                                        ACADEMY, LTD.,
                                        a Texas limited partnership

                                        By: Academy Managing Co., L.L.C.,
                                            a Texas limited liability company,
                                            its General Partner


                                        By: /s/ David F. Huff
                                            ------------------------------------
                                        Name: David F. Huff
                                        Title: CFO

                                        Date: November 8, 2005

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Amendment") dated as of December 13, 2005, is entered into between ACADEMY, LTD., a Texas limited partnership ("Seller") and SERIES C, LLC ("Purchaser").

                                    RECITALS:

     A. Purchaser and Seller have entered into a Purchase and Sale Agreement (the "Agreement"), dated effective November 10, 2005, with respect to the purchase and sale of certain real property located at 1689 Eisenhower Parkway, Macon, Georgia, as more fully described in the Agreement.

     B. Purchaser has requested and Seller has agreed to extend the Closing Date and the parties have agreed to certain other matters, as set forth below.

                                   AGREEMENTS:

     Now, therefore, in consideration of the mutual agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

     1. Section 6A of the Agreement is hereby deleted in its entirety and replaced with the following:

               "A. Inspection Period. Purchaser shall have until 5:00 pm on December 27, 2005 (the "Inspection Period") to conduct a due diligence review of the Property and to secure approval of any financing Purchaser may require or desire in connection with its acquisition of the Property. Seller shall allow Purchaser and/or Purchaser's representatives access to the Property and to Seller's books and records for the purposes of inspection of, including, but not limited to, sales reports and environmental reports in the possession of Seller during the Inspection Period ("Purchaser's Inspection")."

     2. Section 9A(10) of the Agreement is hereby deleted in its entirety and replaced with the following:

               "(10) The deposit by Seller with Purchaser at Closing of (i) an original estoppel certificate naming Purchaser (or its designee) and Wachovia Bank, National Association as addressees, which certificate must be reasonably acceptable to Purchaser, and (ii) the SNDA (as hereinafter defined) executed by Tenant under the Lease."

     3. Section 10A of the Agreement is hereby deleted in its entirety and replaced with the following:

               "A. The closing of the sale of the Property by Seller to Purchaser (the "Closing") shall take place on or before the later of December 28, 2005 or 10 days after receipt of the As-Built Survey by Purchaser (the "Closing Date"). The Closing shall occur in the office of the Title Company. Purchaser may extend the Closing Date to on or before January 22, 2006 upon delivery of written notice to extend the Closing to Title Company and to Seller prior to the original Closing Date and by depositing an additional $50,000.00 of non-refundable earnest money with the Title Company. For purposes of this Agreement, any additional earnest money deposited with Title Company pursuant to this Section 10 shall be added to and become a part of the Earnest Money."

     4. Except as expressly amended hereby, the Agreement and all rights and powers created thereby or thereunder are in all respects ratified and confirmed and remain in full force and effect. Where any section, subsection or clause of the Agreement is modified or deleted by this Amendment, any unaltered provision of such section, subsection or clause of the Agreement shall remain in full force and effect. However, where any provision of this Amendment conflicts or is inconsistent with the Agreement, the provision of this Amendment shall control.

     5. Terms used herein, which are not otherwise defined or modified herein, but which are defined in the Agreement, shall have the meanings therein ascribed to them.

     6. This Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (b) may be modified or amended only in writing signed by each party hereto; (c) may be executed by facsimile signatures and in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement; and (d) embodies the entire Amendment and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter.

     The undersigned have caused this Amendment to be executed effective as of the date first set forth above.

                                        PURCHASER:

                                        SERIES C, LLC


                                        By: /s/ John M. Pons
                                            ------------------------------------
                                        Name: John M. Pons
                                        Title: Authorized Officer


                                        SELLER:

                                        ACADEMY, LTD.,
                                        a Texas limited partnership

                                        By: Academy Managing Co., L.L.C.,
                                            a Texas limited liability company,
                                            its General Partner


                                        By: /s/ David F. Huff
                                            ------------------------------------
                                        Name: David F. Huff
                                        Title: CFO

                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Amendment") dated as of December 27, 2005, is entered into between ACADEMY, LTD., a Texas limited partnership ("Seller") and SERIES C, LLC ("Purchaser").

                                    RECITALS:

     A. Purchaser and Seller have entered into a Purchase and Sale Agreement dated effective November 10, 2005 and an Amendment to Purchase and Sale Agreement dated effective December 13, 2005 (as amended, the "Agreement") with respect to the purchase and sale of certain real property located at 1689 Eisenhower Parkway, Macon, Georgia, as more fully described in the Agreement.

     B. Purchaser has requested and Seller has agreed to extend the Closing Date and the parties have agreed to certain other matters, as set forth below.

                                   AGREEMENTS:

     Now, therefore, in consideration of the mutual agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

     1. Section 6A of the Agreement is hereby deleted in its entirety and replaced with the following:

               "A. Inspection Period. Purchaser shall have until 5:00 pm on January 5, 2005 (the "Inspection Period") to conduct a due diligence review of the Property and to secure approval of any financing Purchaser may require or desire in connection with its acquisition of the Property. Seller shall allow Purchaser and/or Purchaser's representatives access to the Property and to Seller's books and records for the purposes of inspection of, including, but not limited to, sales reports and environmental reports in the possession of Seller during the Inspection Period ("Purchaser's Inspection")."

     2. Section 10A of the Agreement is hereby deleted in its entirety and replaced with the following:

               "A. The closing of the sale of the Property by Seller to Purchaser (the "Closing") shall take place on or before January 6, 2006 (the "Closing Date"). The Closing shall occur in the office of the Title Company. Purchaser may extend the Closing Date to on or before January 22, 2006 upon delivery of written notice to extend the Closing to Title Company and to Seller prior to the original Closing Date and by depositing an additional $50,000.00 of non-refundable earnest money with the Title Company. For purposes of this Agreement, any additional earnest money deposited with Title Company pursuant to this Section 10 shall be added to and become a part of the Earnest Money."

     3. Except as expressly amended hereby, the Agreement and all rights and powers created thereby or thereunder are in all respects ratified and confirmed and remain in full force and effect. Where any section, subsection or clause of the Agreement is modified or deleted by this Amendment, any unaltered provision of such section, subsection or clause of the Agreement shall remain in full force and effect. However, where any provision of this Amendment conflicts or is inconsistent with the Agreement, the provision of this Amendment shall control.

     4. Terms used herein, which are not otherwise defined or modified herein, but which are defined in the Agreement, shall have the meanings therein ascribed to them.

     5. This Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (b) may be modified or amended only in writing signed by each party hereto; (c) may be executed by facsimile signatures and in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement; and (d) embodies the entire Amendment and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter.

     The undersigned have caused this Amendment to be executed effective as of the date first set forth above.

                                        PURCHASER:

                                        SERIES C, LLC


                                        By: /s/ John M. Pons
                                            ------------------------------------
                                        Name: John M. Pons
                                        Title: Authorized Officer


                                        SELLER:

                                        ACADEMY, LTD.,
                                        a Texas limited partnership

                                        By: Academy Managing Co., L.L.C.,
                                            a Texas limited liability company,
                                            its General Partner


                                        By: /s/ Arthur Bochman
                                            ------------------------------------
                                        Name:Arthur Bochman
                                        Title:President

                    ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

                             ACADEMY LTD., AS SELLER
                                       AND
                             SERIES C, LLC, AS BUYER

     ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign all of its right, title and interest in that certain Purchase and Sale Agreement (the "Purchase Agreement") described herein, to ASSIGNEE and its successors and assigns. The Purchase Agreement is described as follows:

DATE OF AGREEMENT:   November 10, 2005

ORIGINAL BUYER:      Series C, LLC

ASSIGNED TO:         Cole AS Macon GA, LLC

PROPERTY ADDRESS:    1689 Eisenhower Parkway, Macon, GA 31206

     ASSIGNOR acknowledges that it is not released from any and all obligations or liabilities under said Purchase Agreement with the exception of the earnest money deposit which is currently in escrow.

     ASSIGNEE hereby agrees to assume and be responsible for all obligations and liabilities under said Purchase Agreement. This Assignment shall be in full force and effect upon its full execution.

     Executed this 5th day of January, 2006.

ASSIGNOR:                               ASSIGNEE:

SERIES C, LLC,                          COLE AS MACON GA, LLC,
an Arizona limited liability company    a Delaware limited liability company

                                        By: Cole REIT Advisors II, LLC,
                                            a Delaware limited
                                            liability company,
                                            its Manager


By: /s/ John M. Pons                    By: /s/ John M. Pons
    ---------------------------------       ------------------------------------
    John M. Pons                            John M. Pons, Senior Vice President
    Authorized Officer